UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 24, 2011

dELiA*s, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51648	20-3397172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West 23rd Street, New York, New York 10010

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (212) 590-6200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01.	Entry into a Material Definitive Agreement.

dELiA*s, Inc. (the “Company”) entered into an agreement as of March 25, 2011 (the “Agreement”) with Michael Zimmerman (“Zimmerman”), Mario Ciampi (“Ciampi”), Prendel, LLC (“Prendel”) and Prentice Capital Management, LLC (together with Zimmerman, Ciampi and Prendel, the “Zimmerman Group”).

In accordance with the Agreement, the Company’s board of directors increased the number of directors comprising the Company’s board of directors from five to seven, and appointed Zimmerman and Ciampi to fill the vacancies created by the increase in the number of directors so created. The Company’s board of directors also named Zimmerman to serve as a member of the Nominating and Corporate Governance Committee of the Company’s board of directors and Ciampi to serve as a member of the Compensation Committee of the Company’s board of directors, in each case as long as he continues to be a member of the Company’s board of directors.

The Agreement also provides that the Nominating and Corporate Governance Committee will nominate each of Zimmerman and Ciampi for election as directors at the 2011 annual meeting of stockholders of the Company. The Zimmerman Group has agreed to cause all shares of the Company’s common stock it owns either of record or beneficially to be present at the 2011 annual meeting of stockholders for quorum purposes, and to vote those shares in favor of the then incumbent directors of the Company nominated for election as directors. Likewise, if the Nominating and Corporate Governance Committee nominates each of Zimmerman and Ciampi as nominees for election at the 2012 annual meeting of stockholders, and each shall agree, then the Zimmerman Group has agreed to cause all shares of the Company’s common stock it owns either of record or beneficially to be present at the 2012 annual meeting of stockholders for quorum purposes, and to vote those shares in favor of the incumbent directors of the Company nominated for election as directors.

The Agreement also contains certain restrictions on the Zimmerman Group commencing on March 25, 2011, and terminating on the earlier of (i) 25 business days prior to the last date upon which a notice to the Secretary of the Company of nominations of directors for election to the Company’s board of directors or the proposal of business at the 2012 annual meeting of stockholders would be considered timely under the certificate of incorporation and bylaws of the Company, if by such date either (A) the Nominating and Corporate Governance Committee has not notified each of Zimmerman and Ciampi that it has resolved to recommend to the Company’s board of directors that the Company’s board of directors nominate, and the Company’s board of directors has agreed to nominate, each of Zimmerman and Ciampi for election to the Company’s board of directors at the 2012 annual meeting of stockholders; or (B) the Nominating and Corporate Governance Committee has notified Zimmerman and Ciampi but either of them has declined to stand for election as a Company nominee and has notified the Company of same; (ii) 25 business days prior to the last date upon which a notice to the Secretary of the Company of nominations of directors for election to the Company’s board of directors or the proposal of business at the 2013 annual meeting of stockholders would be considered timely under the certificate of incorporation and bylaws of the Company, and in the case of clauses (i) and (ii) for such additional time during which either Zimmerman or Ciampi shall serve as members of the Company’s board of directors; or (iii) such date, if any, as the

Company has materially breached any of its commitments or obligations of this Agreement and, with regard to material breaches other than material breaches of certain provisions of the Agreement, the Company has failed to cure such material breach within 5 business days of the earlier of (A) notice of such breach from either of Zimmerman or Ciampi, or (B) actual knowledge thereof by one of the Company’s named executive officers (as such term is defined in Item 402(a)(2) of Regulation S-K under the Securities Exchange Act of 1934, as amended). During the foregoing period, each member of the Zimmerman Group, and their affiliates and certain of their associates and other persons acting directly or indirectly on their behalf, have agreed, subject to certain exceptions, not to:

(i) acquire, offer to acquire or agree to acquire, alone or in concert with any other individual or entity, by purchase, tender offer, exchange offer, agreement or business combination or any other manner, beneficial ownership of any securities of the Company;

(ii) submit any shareholder proposal or any notice of nomination or other business for consideration at a stockholder meeting or written consent in lieu thereof, or nominate any candidate for election to the Company’s board of directors or oppose the directors nominated by the Company’s board of directors, other than as expressly permitted by the Agreement;

(iii) form, join in or in any other way participate in a “partnership, limited partnership, syndicate or other group” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, with respect to the Company’s common stock, or deposit any shares of the Company’s common stock in a voting trust or similar arrangement or subject any shares of the Company’s common stock to any voting agreement or pooling arrangement other than as set forth in the Schedule 13D of the Zimmerman Group on the date of the Agreement;

(iv) solicit proxies or written consents of shareholders, or otherwise conduct any nonbinding referendum with respect to the Company’s common stock, or make, or in any way participate in, any “solicitation” of any “proxy” within the meaning of Rule 14a-1 promulgated under the Securities Exchange Act of 1934, as amended, to vote, or advise, encourage or influence any person with respect to voting, any shares of the Company’s common stock with respect to any matter, or become a “participant” in any contested “solicitation” for the election of directors with respect to the Company (as such terms are defined or used under the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder);

(v) seek, in any capacity other than as a member of the Company’s board of directors, to call, or to request the calling of, a special meeting of the shareholders of the Company, or seek to make, or make, a shareholder proposal at any meeting of the shareholders of the Company or make a request for a list of the Company’s shareholders (or otherwise induce, encourage or assist any other person to initiate or pursue such a proposal or request) or otherwise acting alone, or in concert with others, seek to control or influence the governance or policies of the Company, except as a member of the Company’s board of directors or otherwise as expressly permitted by the Agreement;

(vi) effect or seek to effect, in any capacity other than as a member of the Company’s board of directors (including, without limitation, by entering into any discussions, negotiations, agreements or understandings with any third person), offer or propose (whether publicly or otherwise) to effect, or cause or participate in, or in any way assist or facilitate any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or cause or participate in (A) any acquisition of any material assets or businesses of the Company or any of its subsidiaries, or any sale, lease, exchange, pledge, mortgage, or transfer thereof (including through any arrangement having substantially the same economic or other effect as a sale, lease, exchange, pledge, mortgage, or transfer of assets); (B) any tender offer or exchange offer, merger, acquisition or other business combination involving the Company or any of its subsidiaries, or (C) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to the Company or any of its subsidiaries;

(vii) publicly disclose, or cause or facilitate the public disclosure (including, without limitation, the filing of any document or report with the SEC or any other governmental agency or any disclosure to any journalist, member of the media or securities analyst) of, any intent, purpose, plan or proposal to obtain any waiver, or consent under, or any amendment of, any of the provisions of Sections 4 or 5 of the Agreement, or otherwise seek (in any manner that would require public disclosure by any of the members of the Zimmerman Group or their affiliates or associates) to obtain any waiver, consent under, or amendment of, any provision of the Agreement;

(viii) publicly disparage any member of the Company’s board of directors or management of the Company;

(ix) enter into any arrangements, understandings or agreements (whether written or oral) with, or advise, finance, cause, solicit, induce, assist or encourage, any other person that engages, or offers or proposes to engage, in any of the foregoing; or

(x) take, cause, solicit, induce or assist others to take any action inconsistent with any of the foregoing.

The members of the Zimmerman Group, however, may acquire, from time to time, additional shares of the Company’s common stock as long as the number of shares of Common Stock beneficially owned by the Zimmerman Group would not exceed 14.0% of the aggregate outstanding number of shares of the Company’s common stock.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is filed as Exhibits 10.1 to this Form 8-K and which is incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors. The information set forth above under Item 1.01 of this Form 8-K is incorporated by reference herein.

(e) Certain Compensatory Arrangements. On March 24, 2011, the Compensation Committee of the Company’s Board of Directors approved discretionary bonuses of $22,000 to each of David J. Dick, Chief Financial Officer and Treasurer of the Company, and Marc G. Schuback, Vice President, General Counsel and Secretary of the Company, in respect of their performance during the Company’s most recently completed fiscal year.

Item 8.01.	Other Events.

On March 25, 2011, the Company issued a press release announcing, among other things, that it had entered into the Agreement. A copy of the press release is filed as Exhibit 99.1 to this Form 10-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Agreement dated as of March 25, 2011 by and among the Company, Michael Zimmerman, Mario Ciampi, Prendel, LLC and Prentice Capital Management, LP.

99.1	Press Release of the Company dated March 25, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

dELiA*s, Inc.
(Registrant)

Date: March 29, 2011	By:	/s/ David J. Dick
David J. Dick, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Agreement dated as of March 25, 2011 by and among the Company, Michael Zimmerman, Mario Ciampi, Prendel, LLC and Prentice Capital Management, LP.

99.1	Press Release of the Company dated March 25, 2011.